Exhibit 99.2

STRICTLY PRIVATE AND CONFIDENTIAL Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision Shift – Business Plan Update & Proposed In - Court Restructuring – Presentation to Lenders September 2023 DRAFT

2 2 Table of Contents 1. Introduction 2. Business Plan Update 3. DIP Loan Assumptions 4. Proposed Restructuring Terms Appendix: Supplemental Materials Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision

Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision 1. Introduction

4 4 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision Business Model Transition ▪ In October 2020, Shift Technologies, Inc., (“Shift” or “the Company”) completed its de - spac transaction, positioning itself as an end - to - end auto ecommerce platform with a goal of transforming the used car industry through a technology - driven experience ▪ The Company aimed to provide digital solutions on a national basis throughout the car ownership lifecycle by operating platfo rms that allowed customers to: – Find the right car and test drive the vehicle before purchasing the vehicle – Access a seamless digitally - driven purchase transaction including financing and vehicle products – Utilize the Company’s efficient, digital trade - in/sale transaction, and be provided with high - value support services during ownership ▪ The Company significantly invested in its preexisting technology platforms, as well as centralized focus on finding new ways to expand via technology investment in an attempt to drive growth through volume and presence ▪ In December 2022, Shift merged with CarLotz in order to leverage the Company’s presence and dealer marketplace platform on the East Coast through a new omnichannel experience rather than the previous sole technology platform ▪ As Shift’s continued use of cash progressed, along with the capital markets no longer providing capital to fund unprofitable gro wth, it became apparent that the Company was no longer in a position to continue to invest in its ecommerce platform as it would t ake years to build its infrastructure to effectively compete at scale with the likes of Carvana and Vroom, whom were and are havi ng their own liquidity and operational challenges not dissimilar from Shift – To optimize its operations, the Company hired a successful dealership industry veteran, Ayman Moussa, as CEO on June 9, 2023 – With his expertise, the Company decided to pivot entirely to a dealership model focused on profitable growth, additionally th e dealership model has the benefit of being less capital intensive compared to the investment necessary to scale the ecommerce business model ▪ Ayman has implemented a number of measures to enhance revenue and operating efficiencies

5 5 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision Business Model Transition (Cont.) 1) Defined as older than 8 years or greater than 80,000 miles. New Shift Old Shift – An omnichannel retailer with a primary focus on its core retail used car dealership business while utilizing economical off - the - shelf technology solutions to drive revenue and operating efficiencies – An omnichannel retailer utilizing an end - to - end ecommerce platform and small retail presence to provide a technology - driven experience with a complimentary brick and mortar alternative Business Model – Automotive dealership / profitability focused – Technology / Volume focused Management Background – Profitability focused; focus on lower mileage, higher margin vehicles – Reduced headcount for the appropriate number of FTEs needed to operate two dealerships – Volume over profitability; focus on higher mileage, less profitable vehicles (1) – Elevated headcount in place to meet growth expectations Growth Strategy – Two retail dealership locations – Primary focus on ecommerce with a secondary focus on Shift’s three retail dealership locations Sale Channels / Locations – Low – Very high Capital Intensity

Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision 2. Business Plan Update

7 7 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision Previous Business Plan Compared to Current Plan Current Business Plan Previous Business Plan – Two : (1) Los Angeles and (2) Oakland – Closed unprofitable Portland, Oregon location resulting in significant cost savings – Three : (1) Los Angeles, (2) Oakland and (3) Portland, Oregon Number of Locations – $4,236 – Focus on cars with lower miles (<80k) resulting in ability to upsell F&I – Reduce reconditioning costs and time in shop by almost half – $3,950 2024E GPU – Profit center – Breakeven Wholesale Strategy – $0.5 million – Rationalize technology spend – $16.0 million 2024E Technology Spend ( Opex ) – $0.5 million (for new incremental location) – $2.3 million 2024E Capex ▪ As Ayman has spent more time analyzing Shift’s business, he has identified additional opportunities to increase the Company’s profitability, cut costs and decrease the need for additional capital ▪ The changes to the previous business plan presented to the Noteholders are summarized in the table below

8 8 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision Current Business Plan Cost Savings Initiatives Rationale Difference 2024E 2023E – Focus on selling cars with less miles resulting in upselling of F&I – Turn wholesale business into a profit center – Omni GPU increase from $1,800 to $4,236 – $34.9 million increase ($14.4 million attributed to volume and $20.5 million due to purchasing and attachment rate of products) – $46.8 million – 15.6% of revenue – $12.0 million – 7.1% of revenue Gross Profit – Close Portland location – Move Oakland facility to improved location but with better lease terms – $1.6 million decrease – $23.9 million – 7.9% of revenue – $25.5 million – 15.1% of revenue Selling – Decrease customer acquisition cost from $1,497 to $400 – Focus on allocating advertising more efficiently in local channels rather than nationally – $5.5 million decrease – $4.4 million – 1.5% of revenue – $9.9 million – 5.9% of revenue Marketing – Reduction in payroll for RIF implemented in Jul. & Sep. 2023 – Reduction of technology spend – Closure of Portland facility – $30.4 million decrease – $11.9 million – 4.0% of revenue – $42.3 million – 25.0% of revenue G&A – $72.3 million increase – $6.6 million – ($65.8 million) EBITDA – Reduction in capitalized IT spend – $3.3 million decrease – $0.5 million – 0.2% of revenue – $3.8 million – 2.2% of revenue Capex

9 9 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision Source: Company provided forecast. 2023 - 2024 Updated Operating Assumptions ▪ The revised operating assumptions include: – Shift files a pre - arranged plan under Chapter 11 of the U.S. Bankruptcy Code – Significant ramp in units sold beginning in 2024, with increased inventory acquisition and improved sales conversion – Closure of the Portland, Oregon location which never achieved profitability; having this location open was inefficient with respect to marketing dollars – Move Oakland operations to new, improved location with favorable lease terms – Higher GPU due to new leadership; major initiatives including transforming wholesale operation into a profit center and significant growth in F&I from improved training, revised compensation structures and addition of new products – Repositioning retail to focus on cars with fewer than 80k miles • Company was incurring reconditioning costs of over $1,500 per vehicle and 14 day time frame to complete the work, which is nearly double the standard industry cost; resulted in a longer time in inventory and lower margin per vehicle sold • Lower mileage vehicles present greater opportunities for ancillary revenue streams attached to sales (F&I, etc ) • Higher mileage cars can still generate margin for the Company, but will be confined to the wholesale channel • Salespeople were incentivized to sell at high volumes, at the expense of margin, with little customer - facing time that limited sales of ancillary products – Rationalization of technology spend from over $16 million per year to ~$0.5 million per year using an off - the - shelf solution managed by a smaller in - house tech team more in line with the focus of the operation – Reduction in annual capital expenditures of ~$3 million per year

OPPENHEIMER

Strictly Confidential
Subject to FRE 408
Draft- Subject to Material Revision

2023 - 2024 Updated Operating Assumptions (Cont.)

- As Ayman spent more time with the Company, he revised the operating plan and the Company expects the remainder of 2023E and full year 2024E SG&A expenses to decrease by ~$3 million and ~$29 million, respectively, compared to Shift's previous plan; the Company expects to achieve these savings due to the closure of the Portland, Oregon location as well as Ayman identifying cost savings opportunities in its selling, marketing, technology and G&A budgets where Shift was previously spending inefficiently
  - 2024E Selling expense reduction of $7 million
  - 2024E Marketing expense reduction of $6 million
  - 2024E G&A expense reduction of $17 million
- The closure of Portland reduces revenue and spreads fixed sales and G&A costs over a smaller revenue base in the short term, but sets the Company up for more profitable growth as it scales in the future
- This scenario results in improved cash flow, but a $18 million DIP loan will be necessary to fund the pre-arranged plan and future growth of the business; proposed terms of the DIP loan include
  - SOFR + 11.0% and 2% commitment fee
  - To be funded in two tranches
  - DIP Loan to convert to PIK preferred equity or common equity (lender's option) upon emergence from Chapter 11 bankruptcy
- It was determined the quantity of unprofitable inventory was greater than originally expected, due to ineffective inventory management systems that were geared to an online operation at scale rather than an traditional used car dealership network; new management is replacing the expensive and ineffective systems with industry standard solutions
- Risks to achieving operating plan include:
  - Recession, leading to lower unit sales
  - Continued interest rate hikes
  - Loss of access to or materially tighter terms on Ally Floor Plan financing due to leverage
  - Cash savings taking longer to materialize than expected

Source: Company provided forecast.

10

Strictly Confidential
Subject to FRE 408
Draft- Subject to Material Revision

OPPENHEIMER

2023 Monthly Updated Operating Analysis

2023 Operating Analysis

($ in Thousands)

	Jul-23	Aug-23	Sep-23	Oct-23	Nov-23	Dec-23	2023
Retail Units	442	390	380	380	380	380	6,642
Wholesale Units	62	345	253	95	95	95	1,384
Revenue	10,922	13,712	12,834	9,994	10,032	10,203	169,064
Omni GPU	1,289	245	2,381	2,758	3,010	3,263	1,800
GP$	583	54	920	1,063	1,159	1,255	11,959
Selling	1,956	1,876	1,656	1,231	1,231	1,231	25,500
Marketing	570	465	375	350	400	285	9,941
G&A	3,748	3,579	1,902	1,712	1,693	1,545	42,277
SG&A	6,274	5,921	3,933	3,293	3,324	3,061	77,718
EBITDA	**$ (5,691)**	**$ (5,867)**	**$ (3,013)**	**$ (2,230)**	**$ (2,165)**	**$ (1,806)**	**$ (65,759)**
Cash BOP	**$ 32,256**	**$ 20,994**	**$ 16,920**	**$ 10,295**	**$ 12,646**	**$ 18,301**	**$ 109,831**
EBITDA	(5,691)	(5,867)	(3,013)	(2,230)	(2,165)	(1,806)	(65,759)
CapEx (Tech)	(272)	(139)	(50)	-	-	-	(3,794)
Working Capital / Floor Plan	(3,341)	2,398	3,908	280	(196)	(456)	(7,173)
Non-Recurring Expenses [(1)]	(1,858)	(367)	(5,535)	(866)	486	(1,243)	(28,871)
Total Operating Disbursements	(5,471)	1,893	(1,677)	(586)	290	(1,699)	(39,838)
DIP Facility - Funding	-	-	-	8,000	10,000	-	18,000
Interest & Fees - DIP Facility	-	-	(360)	(109)	(245)	(245)	(958)
Restructuring Fees	(100)	(100)	(1,575)	(2,725)	(2,225)	(5,425)	(12,150)
Total Non-Operating Disbursements	(100)	(100)	(1,935)	5,166	7,531	(5,670)	4,892
Cash EOP	**$ 20,994**	**$ 16,920**	**$ 10,295**	**$ 12,646**	**$ 18,301**	**$ 9,126**	**$ 9,126**
Cash Gain/(Use)	**$ (11,262)**	**$ (4,074)**	**$ (6,625)**	**$ 2,351**	**$ 5,655**	**$ (9,175)**	**$ (100,705)**

% of Revenue							
Gross Profit	5.3%	0.4%	7.2%	10.6%	11.6%	12.3%	7.1%
Selling	17.9%	13.7%	12.9%	12.3%	12.3%	12.1%	15.1%
Marketing	5.2%	3.4%	2.9%	3.5%	4.0%	2.8%	5.9%
G&A	34.3%	26.1%	14.8%	17.1%	16.9%	15.1%	25.0%
SG&A	57.4%	43.2%	30.6%	32.9%	33.1%	30.0%	46.0%

Source: Company provided forecast.
1) July 2023 – December 2023 includes severance, bonuses, leases payments on closed facilities.

11

Strictly Confidential
Subject to FRE 408
Draft- Subject to Material Revision

OPPENHEIMER

2024 – 2026 Updated Operating Analysis

- The revised operating plan assumes the DIP loan is converted to PIK preferred equity or common equity (Consenting Noteholders option) upon emergence from Chapter 11 bankruptcy in December 2023; assumes Ally floor plan kept in place for pendency of Chapter 11 case
- Sale price per unit held approximately flat with volume increases driving revenue growth
- Kept GPU constant from 2024 – 2026
- Marketing costs held constant at $400 / unit
- Operating leverage in selling and G&A costs result in a decrease in these costs as percentage of revenue
- By 2026, the Company is expected to generate $415 million in revenue and $21 million in EBITDA

2024 – 2026 Operating Analysis

($ in Thousands)

	Q1'24	Q2'24	Q3'24	Q4'24	2024	2025	2026
Retail Units	1,900	2,400	3,000	3,750	11,050	13,260	15,249
Wholesale Units	475	600	750	938	2,763	3,315	3,812
Revenue	51,675	65,400	81,750	102,188	301,013	361,215	415,397
Omni GPU	3,923	4,266	4,309	4,319	4,236	4,236	4,236
GP$	7,454	10,238	12,926	16,195	46,813	56,176	64,602
Selling	4,816	5,666	6,236	7,211	23,929	23,205	25,161
Marketing	760	960	1,200	1,500	4,420	5,304	6,100
G&A	2,945	3,033	3,046	2,871	11,896	12,371	12,743
SG&A	8,521	9,659	10,482	11,582	40,245	40,880	44,003
EBITDA	**$ (1,067)**	**$ 578**	**$ 2,444**	**$ 4,613**	**$ 6,568**	**$ 15,295**	**$ 20,599**
Cash BOP	**$ 9,126**	**$ 2,223**	**$ (341)**	**$ 318**	**$ 9,126**	**$ 1,722**	**$ 12,486**
EBITDA	(1,067)	578	2,444	4,613	6,568	15,295	20,599
CapEx (Tech)	(500)	-	-	-	(500)	(125)	(125)
Working Capital / Floor Plan	(5,336)	(3,143)	(1,785)	(3,208)	(13,472)	(4,407)	(6,804)
Cash EOP	**$ 2,223**	**$ (341)**	**$ 318**	**$ 1,722**	**$ 1,722**	**$ 12,486**	**$ 26,156**
Cash Gain/(Use)	**$ (6,903)**	**$ (2,564)**	**$ 659**	**$ 1,404**	**$ (7,404)**	**$ 10,763**	**$ 13,670**

% of Revenue	Q1'24	Q2'24	Q3'24	Q4'24	2024	2025	2026
Gross Profit	14.4%	15.7%	15.8%	15.8%	15.6%	15.6%	15.6%
Selling	9.3%	8.7%	7.6%	7.1%	7.9%	6.4%	6.1%
Marketing	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%	1.5%
G&A	5.7%	4.6%	3.7%	2.8%	4.0%	3.4%	3.1%
SG&A	16.5%	14.8%	12.8%	11.3%	13.4%	11.3%	10.6%

Source: Company provided forecast.

12

Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision 3. DIP Loan Assumptions

14 14 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision 13 - Week Cash Flow Assumptions Assumptions Chapter 11: – 10/1/23 Filing Date: – $18 million – 2% Commitment Fee, SOFR + 11.0% DIP Financing: – Specific monthly amounts by professional, $12.0 million in total Restructuring Professional Fees: – Nominal level of 503(b)(9) claims for non - vehicle goods received, unpaid prior to filing 503 (b)(9): Operating Receipts & Disbursements: – Held consistent with Shift's long - range business plan model but for Ch. 11 specific modifications General: – Rejection of leases for closed locations – Transition one existing location to a new location in January 2024 – Final payment for SF HQ lease in October 2023 Rent: – The Company will receive a 6 month extension of D&O policy and additional D&O tail policy with a premium of $3.9 million – Full upfront renewals of Workers Compensation, General Liability and all other (Cyber, Umbrella, etc.) in the ordinary course on 10/13/2023 Insurance: – Post - petition bonus payments to 'rank - and - file' employees – Assumption of Ayman Moussa’s employment agreement Bonus: Non - Operating Items: – A flooring facility remains in place throughout Ch. 11 – No material change in terms relative to pre - bankruptcy Floorplan Financing: – Unpaid in Ch. 11 Other Principal & Interest Payments:

15 15 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision DIP Loan Overview DIP Loan Assumptions ▪ Shift to issue a $18 million DIP loan – SOFR + 11.0% and a 2% commitment fee – The DIP loan will be funded in two tranches; (1) $8 million upon filing for bankruptcy on October 1, 2023 and (2) $10 million in November 2023 – The DIP loan will be converted to PIK preferred equity or common equity (Consenting Noteholders option) upon emergence from Chapter 11 bankruptcy DIP Loan Considerations ▪ Buyout of leases / contracts prior to filing will be more expensive compared to rejecting leases / contracts but will come at th e risk of a longer bankruptcy process

16 16 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision 13 Week Cash Flow and DIP Loan Analysis 13 Week Cash Flow & DIP Loan Analysis (Ch. 11 Petition Date of 10/1/2023) Source: Company provided forecast . ($ in thousands) Actual Forecast 13-week Week: 1 2 3 4 5 6 7 8 9 10 11 12 13 Total Week ending: 9/8/23 9/15/23 9/22/23 9/29/23 10/6/23 10/13/23 10/20/23 10/27/23 11/3/23 11/10/23 11/17/23 11/24/23 12/1/23 12/8/23 12/15/23 12/22/23 12/29/23 12/29/23 Cash Flow Forecast Receipts Retail (net of returns/cancellations) 1,769 2,356 2,356 2,356 2,123 2,123 2,123 2,123 2,114 2,114 2,114 2,114 1,691 1,691 1,691 1,691 1,691 25,403 Wholesale Sales (net of returns/cancellations) 471 720 720 720 275 275 275 220 275 275 275 220 220 220 220 220 165 3,135 F&I (net of return/cancellations) 91 95 95 95 114 114 114 114 133 133 133 133 122 122 122 122 122 1,596 Sales Taxes (DMV Fees) 177 268 268 268 209 209 209 204 208 208 208 203 166 166 166 166 161 2,483 Change in Accounts Receivable 773 467 500 150 0 0 0 825 0 0 0 (11) 0 0 0 0 (51) 763 Total Receipts 3,281 3,905 3,939 3,589 2,721 2,721 2,721 3,486 2,730 2,730 2,730 2,659 2,199 2,199 2,199 2,199 2,088 33,380 Operating Disbursements Inventory purchases (985) (1,930) (2,951) (908) (1,976) (1,976) (1,976) (1,976) (2,349) (2,349) (2,349) (2,349) (2,014) (2,014) (2,014) (2,014) (2,014) (27,371) Payroll (380) (440) (270) (430) 0 (700) 0 (270) (430) (270) (430) (270) (430) (270) (430) (270) (430) (4,200) Rent (219) 0 0 0 (300) 0 0 0 (256) 0 0 0 (189) 0 0 0 (200) (945) Other payables (693) (650) (150) 0 (500) (500) (500) (250) (250) (250) (150) (150) (150) (250) (250) (250) (150) (3,600) Sales tax and DMV payments (10) 0 0 (862) 0 0 0 (980) 0 0 0 0 (1,038) 0 0 0 (785) (2,802) Bonus 0 (785) 0 0 0 0 0 0 0 0 0 0 0 0 (490) 0 0 (490) Severance 0 (500) 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Insurance 0 0 0 (4,560) 0 (1,310) 0 (10) 0 0 0 (10) 0 0 0 0 0 (1,330) Total Op. Disbursements (2,287) (4,305) (3,371) (6,760) (2,776) (4,486) (2,476) (3,486) (3,285) (2,869) (2,929) (2,779) (3,820) (2,534) (3,184) (2,534) (3,579) (40,739) Total Op. Cash Flow 994 (399) 568 (3,172) (56) (1,765) 245 0 (556) (139) (199) (120) (1,622) (335) (985) (335) (1,491) (7,359) Non-operating Disbursements DIP Interest & Fees 0 0 0 (360) 0 0 0 (109) 0 0 0 (245) 0 0 0 0 (245) (598) Flooring Interest & Principal, Net 0 0 0 (23) 0 0 0 (7) 0 0 0 (7) 0 0 0 0 (12) (26) Other Interest & Principal 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Professional Fees 0 0 (100) (1,475) 0 0 0 (2,725) 0 0 0 (2,225) 0 0 0 0 (5,425) (10,375) Other & 503(b)(9) 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 (1,160) (1,160) Total Non-Op. Disbursements 0 0 (100) (1,858) 0 0 0 (2,841) 0 0 0 (2,476) 0 0 0 0 (6,842) (12,158) Net Cash Flow 994 (399) 468 (5,029) (56) (1,765) 245 (2,841) (556) (139) (199) (2,596) (1,622) (335) (985) (335) (8,333) (19,517) Cash Balance Detail Beginning Cash Balance 16,920 17,436 16,298 16,794 10,260 17,994 16,019 16,054 13,074 22,588 22,519 22,389 19,933 18,468 18,290 17,462 17,283 10,260 Net Cash Flow 994 (399) 468 (5,029) (56) (1,765) 245 (2,841) (556) (139) (199) (2,596) (1,622) (335) (985) (335) (8,333) (19,517) FLOC (draws/repayments) (478) (738) 28 (1,505) (210) (210) (210) (140) 70 70 70 140 157 157 157 157 228 436 DIP Loan Financing 0 0 0 0 8,000 0 0 0 10,000 0 0 0 0 0 0 0 0 18,000 Ending Cash Balance 17,436 16,298 16,794 10,260 17,994 16,019 16,054 13,074 22,588 22,519 22,389 19,933 18,468 18,290 17,462 17,283 9,178 9,178 (-) FLOC Restricted Cash (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (-) LOC (Cash Collateralized) (1,185) (1,185) (1,185) (1,185) (1,185) (1,185) (980) (980) (980) (980) (980) (980) (980) (980) (980) (980) (20) (20) Ending Unrestricted Cash 7,251 6,113 6,609 75 7,809 5,834 6,074 3,094 12,608 12,539 12,409 9,953 8,488 8,310 7,482 7,303 158 158 Excess Collateral FLOC Balance 11,282 10,544 10,572 9,067 8,857 8,647 8,437 8,298 8,368 8,437 8,507 8,647 8,804 8,961 9,119 9,276 9,503 (-) Restricted Cash (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) (9,000) FLOC not cash collateralized 2,282 1,544 1,572 67 0 0 0 0 0 0 0 0 0 0 119 276 503 Excess Inventory 12,761 12,515 12,524 12,022 11,810 11,530 11,250 11,064 11,157 11,250 11,343 11,530 11,739 11,949 12,040 12,092 12,168 Accounts Receivables (current to 30 days) 5,700 4,927 4,460 3,960 3,810 3,810 3,810 3,810 2,985 2,985 2,985 2,985 2,996 2,996 2,996 2,996 2,996 Excess Collateral 18,461 17,442 16,984 15,983 15,620 15,340 15,060 14,874 14,142 14,235 14,328 14,515 14,736 14,945 15,036 15,088 15,164

Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision 4. Proposed Restructuring Terms

18 18 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision Summary In - Court Transaction Terms Convert Existing Debt into PIK Preferred Equity or Post Reorg Common Equity ▪ In - court pre - arranged transaction subject to obtaining under Chapter 11 of the U.S. Bankruptcy code Overview: ▪ Available on terms acceptable to the Company and the Consenting Noteholders Inventory Facility: ▪ In - Court Transaction: Existing $170 million of outstanding debt converted into: – 100.0% of post reorg common equity • Subject to dilution Convertible & SoftBank Notes: ▪ DIP loan of up to $18 million; Consenting Noteholders will have the right to fully backstop the DIP loan – Second lien on all assets – Cash interest rate: SOFR + 11.0% – 2.0% commitment fee – DIP loan to be funded in two tranches • $8 million upon filing for Chapter 11 bankruptcy in October 2023 • $10 million in November 2023 – DIP loan to be converted at par into PIK preferred equity or common equity (Consenting Noteholders option) upon emergence from Chapter 11 • PIK preferred equity terms TBD DIP Loan: ▪ TBD Other General Unsecured Creditors: ▪ Existing Equity to receive warrants for 5% of the fully diluted post reorg common equity after Existing Noteholders recover 50% or $85 million ($170 million debt outstanding multiplied by 50.0%) Existing Equity: ▪ To be determined by new BOD Governance: ▪ Up to 10% of the reorganized equity ▪ To be determined by new BOD MIP:

19 19 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision DIP Collateral Analysis As of September 30, 2023E ▪ Ally FLOC Balance: $9.1 million ▪ ( - ) Ally Restricted Cash ($9.0) million ▪ Ally FLOC Not Cash Collateralized: $0.1 million Ally FLOC Not Cash Collateralized: ▪ Inventory Value: $12.1 million ▪ ( - ) Ally FLOC Not Cash Collateralized: ($0.1) million ▪ Excess Inventory: $12.0 million Excess Inventory: ▪ Accounts Receivable: $4.0 million Accounts Receivable: ▪ Total Excess Collateral: $16.0 million Excess Collateral ▪ The table above excludes prepaid expenses and other current assets of $4.8 million, net property & equipment net of $1.7 mill ion , capitalized website and internal software of $0.9 million, goodwill of $2.1 million and other non - current assets of $1.3 million; all excluded asset fig ures as of August 31, 2023

Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision Appendix: Supplemental Materials

OPPENHEIMER

Strictly Confidential
Subject to FRE 408
Draft- Subject to Material Revision

Current Business Plan Cost Savings Initiatives

- Since joining Shift (the "Company") as CEO in June 2023, Ayman has revised the operating plan and the Company expects to generate annualized savings of ~$79 million (excluding CapEx)
- Current management expects to achieve these savings due to identifying cost savings opportunities in its selling, marketing, technology, corporate, G&A budgets and rejecting uneconomical leases / contracts as well as savings from the closure of the Portland, Oregon facility

Current Business Plan Detailed Costs Savings Initiatives

$s in Millions

	Amount	Description
Pre - Q1 '23 Annualized Costs	**$ 113.2**	
Cost Savings Initiatives		
Technology (net cap payroll)	(19.1)	Reduced payroll, replacement of existing tech stack with lower cost model
Marketing - SEC	(12.0)	Localized marketing, renegotiations and other efficiencies
Volume Based	(9.4)	Expense dollar benefit of lower retail volumes of during comparison periods
Finance	(5.7)	Reduced payroll, audit fees and public company expense
Sales & Ops HQ	(4.8)	Reduced payroll and contractors
Other G&A	(4.6)	Reduced payroll, bonus and travel
Sales Team	(3.5)	Reduced payroll
Rent	(3.4)	Reduced operating locations and relocation of existing location
Legal	(3.3)	Reduced payroll and public company expense
Professional Services	(3.3)	Reduced public company expense and other consulting
People Ops	(3.3)	Reduced payroll and recruiting
Insurance	(2.5)	Reduced D&O and savings from reducing the size of the Company
Other Selling Expense	(1.6)	Reduced payroll
Fulfillment & Acquisition	(1.4)	Reduced payroll
Supplies	(0.8)	Improvement to dealership benchmark
DocOps	(0.4)	Reduced payroll
Total Cost Savings Initiatives	**(79.1)**	
Post - Normalized Costs	**$ 34.1**	Variable costs will flex up as volume ramps up in future periods

21

Strictly Confidential
Subject to FRE 408
Draft- Subject to Material Revision

OPPENHEIMER

Estimated General Unsecured Claim ("GUC") & Rejected Contracts

- Shift estimates that the total GUC claim will be ~$200 million including convertible and senior unsecured notes and ~$27 million excluding convertible and senior unsecured notes
- The Company has identified ~$5 million of IT contract obligations that will be rejected / modified under Chapter 11
- Shift also plans to reject lease obligations of ~$48 million

GUC Estimate (10/31/23E)

$s in Millions

	Est. Total
Estimated Unsecured Claim	
Accounts Payable	$ 4.9
Accrued Expenses	8.8
Unpaid Rent & Lease Rejection Damages	8.3
Senior Unsecured Notes	20.5
Convertible Notes	152.7
Litigation Claims (Placeholder)	5.0
Total	**$ 200.1**
Estimated Cost Avoided	
IT Spend:	
Current monthly contracted spend	$ 0.36
Estimated monthly spend after rejections/renegotiations	0.04
IT spend monthly savings	0.33
Memo: Total go-forward obligation of contracts to be rejected/modified	**$ 4.5**
Lease Expense:	
Current go-forward obligation of leases to be rejected[(1)]	**$ 47.7**

1) Go-forward obligation of leases to be rejected presented inclusive of past-due rent, security deposits and tenant improvement reimbursements owed to Shift

22

23 23 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision DISCLAIMER THIS DOCUMENT IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT CONSTITUTE ADVICE OF ANY KIND, INCLUDING TAX, ACCOUNTING, LEGAL OR REGULATORY ADVICE, AND OPPENHEIMER & CO . INC . IS NOT AND DOES NOT HOLD ITSELF OUT TO BE AN ADVISOR AS TO TAX, ACCOUNTING, LEGAL OR REGULATORY MATTERS . THIS DOCUMENT WAS PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR DISCUSSION BY THE COMPANY AND OPPENHEIMER & CO . INC . AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE . THIS DOCUMENT SHALL BE TREATED AS CONFIDENTIAL BY ITS RECIPIENTS . THE INFORMATION CONTAINED HEREIN WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY OPPENHEIMER & CO . INC . WITHOUT ASSUMING RESPONSIBILITY FOR INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION . ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY OR ARE PUBLICLY AVAILABLE, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY NOT BE CORRECT . NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST OR THE FUTURE . THE INFORMATION CONTAINED HEREIN WAS DESIGNED FOR USE BY SPECIFIC PERSONS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AND OPPENHEIMER & CO . INC . ASSUMES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THESE MATERIALS . OPPENHEIMER & CO . INC . ’S RESEARCH DEPARTMENT IS REQUIRED TO BE INDEPENDENT FROM ITS INVESTMENT BANKING DEPARTMENT, AND ITS RESEARCH ANALYSTS MAY HOLD AND MAKE STATEMENTS OR INVESTMENT RECOMMENDATIONS WITH RESPECT TO THE COMPANY AND/OR ANY OFFERING CONDUCTED BY THE COMPANY THAT DIFFER FROM THE VIEWS OF ITS INVESTMENT BANKERS . FURTHER, PURSUANT TO APPLICABLE LAW OPPENHEIMER & CO . INC . IS (AMONG OTHER THINGS) PRECLUDED FROM OFFERING FAVORABLE RESEARCH, A SPECIFIC RATING OR A SPECIFIC PRICE TARGET, OR THREATEN TO CHANGE RESEARCH, A RATING OR A PRICE TARGET, TO THE COMPANY AS CONSIDERATION OR INDUCEMENT FOR THE RECEIPT OF BUSINESS OR COMPENSATION .

24 24 Strictly Confidential Subject to FRE 408 Draft - Subject to Material Revision FORWARD LOOKING STATEMENTS THIS DOCUMENT INCLUDES “FORWARD LOOKING STATEMENTS” WITHIN THE M EANING OF THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD - LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS “FORECAST,” “INTEND,” “SEEK,” “TARGET,” “ANTICIPATE,” “B ELIEVE,” “EXPECT,” “ESTIMATE,” “PLAN,” “OUTLOOK,” AND “PROJECT” AND OTHER SIMILAR EXPRESSIONS THAT PREDICT OR INDICATE FUTURE EVENTS OR TRENDS OR THAT ARE NOT STATEMENTS OF HISTORICAL MATTERS. SUCH FORWARD LOOKING STATEMENTS INCLUDE ESTIMATED FINANCIAL INFO RMATION. SUCH FORWARD LOOKING STATEMENTS WITH RESPECT TO REVENUES, EARNINGS, PERFORMANCE, STRATEGIES, PROSPECTS AND OT HER ASPECTS OF SHIFT’S BUSINESS ARE BASED ON CURRENT EXPECTATIONS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. A NUMB ER OF FACTORS COULD CAUSE ACTUAL RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD LOOKING S TATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) SHIFT’S ABILITY TO GROW AND MANAGE GROWTH PROFITABLY, MAINTAIN R ELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS AND RETAIN ITS MANAGEMENT AND KEY EMPLOYEES; (2) CHANGES IN APPLICABLE LAWS OR REGULATIONS; (3) THE POSSIBILITY THAT SHIFT MAY BE ADVERSELY AFFECTED BY OTHER ECONOMIC, BUSINESS, AND/OR COMPETITIVE FACTORS ; (4) THE OPERATIONAL AND FINANCIAL OUTLOOK OF SHIFT; (5) THE ABILITY FOR SHIFT TO EXECUTE ITS STRATEGY; (6) SHIFT’S ABILITY T O PURCHASE SUFFICIENT QUANTITIES OF VEHICLES AT ATTRACTIVE PRICE S; (7) LEGISLATIVE, REGULATORY AND ECONOMIC DEVELOPMENTS AND (8) OTHER RISKS AND UNCERTAINTIES INDICATED FROM TIME TO TIME IN OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC BY SHIFT. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON ANY FORWARD - LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE. SHIFT UNDERTAKES NO COMMITMENT TO UPDATE OR REVISE THE FORWARD - LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATI ON, FUTURE EVENTS OR OTHERWISE, EXCEPT AS MAY BE REQUIRED BY LAW.